UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 7, 2006
TALX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)
11432 Lackland Road
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Press Release
Presentation to Shareholders

Item 7.01. Regulation FD Disclosure
     (a) On September 7, 2006, TALX Corporation (the “Company”) issued a press release announcing the declaration of a quarterly dividend on its common stock in the amount of $0.05 per share, payable October 13 to holders of record at the close of business on September 18. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
     (b) The Company disclosed that it has repurchased 805,400 shares of TALX common stock during the fiscal 2007 second quarter through September 6, 2006, in accordance with the Company’s previously announced stock repurchase program. Under this program, the Company can repurchase up to three million shares over the three years ending May 9, 2008. From the program’s inception in May 2005 to September 6, 2006, the Company has repurchased a total of 1,209,500 shares under the stock repurchase program.
     (c) At the September 7, 2006 Annual Meeting of Shareholders, management of TALX Corporation made a presentation regarding business and financial matters. A copy of the slide presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.
The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2006	TALX CORPORATION

	By:	/s/ L. Keith Graves L. Keith Graves
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated September 7, 2006, announcing declaration of a quarterly dividend

99.2	Presentation to Shareholders at 2006 Annual Meeting of Shareholders